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                                                                   EXHIBIT 10.63
                                                                   -------------

                             AMENDMENT NO. 1 TO THE
                            COLE NATIONAL GROUP, INC.
                           DEFERRED COMPENSATION PLAN
                   FOR EXECUTIVES AND OTHER SENIOR MANAGEMENT


         Cole National Group, Inc. (the "Company") hereby adopts this Amendment No. 1 to the Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management, effective February 1, 1999 (the "Plan"), dated as of January 25, 2002. Words and phrases used herein with initial capital letters that are not defined herein shall have the meaning provided in the Plan.

                  Section 7.1 is hereby amended in its entirety to read as follows:

         "A Participant shall elect (on a form approved by the Company) the date on which the Elective Deferrals and vested Mandatory Matching Contributions and Discretionary Matching Contributions (including any earnings attributable thereto) will commence to be paid to the Participant by CNG (the "Payment Commencement Date"). Such date shall coincide with or follow his attainment of age 65, or such earlier age that coincides with the Participant's early retirement under the Cole National Group, Inc. Retirement Plan. The Participant shall also elect for payments to be paid by CNG in either:

         a.       a single lump-sum payment; or

         b. annual installments over a period elected by the Participant, the amount of each installment to equal the balance of his Account immediately prior to the installment divided by the number of installments remaining to be paid.

The elections described in the preceding sentences shall be made by written notice filed with the Company at least six (6) months prior to the Payment Commencement Date elected by the Participant and at least six (6) months prior to the Participant's voluntary termination of employment with, or retirement from, the Company. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Company; provided that any election made less than six (6) months prior to the Participant's Payment Commencement Date, voluntary termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election. In the absence of any effective election, the Participant's Account shall be payable to him by CNG in a single lump sum payment."


Dated as of January 25, 2002           COLE NATIONAL GROUP, INC.
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                                       By:  /s/ Leslie D. Dunn
                                            -----------------------------------
                                       Title: Senior Vice President
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